Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

We hereby consent to the references to our firm, in the context in which they appear, and to the information regarding our reports on the reserves estimates of Triangle Petroleum Corporation (the “Company”) as of January 31, 2013, and January 31, 2014, included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2014, as well as in the notes to the financial statements included therein (the “Annual Report”).

We also consent to the incorporation by reference in the Company’s registration statements (Nos. 333-188353, 333-175740 and 333-171959) on Form S-8 and registration statements (Nos. 333-194861, 333-188354, 333-184519, 333-173357 and 333-171958) on Form S-3 of the references to our firm, in the context in which they appear, and to the information regarding our reports on reserves estimates of the Company as of January 31, 2013, and January 31, 2014, included in the Annual Report.

Very truly yours,

W. Todd Brooker, P.E.
Senior Vice President
Cawley, Gillespie & Associates
Texas Registered Engineering Firm F-693

April 16, 2014
Austin, TX